As filed with the Securities and Exchange Commission on April 3, 2003

Registration No. 333-103973

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM S-3

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

Carolina Power & Light Company

d/b/a Progress Energy Carolinas, Inc.

(Exact name of registrant as specified in its charter)

410 S. Wilmington Street

Raleigh, North Carolina 27601

(919) 546-6111

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

North Carolina	56-0165465
(State of Incorporation)	(I.R.S. Employer Identification No.)

PETER M. SCOTT III

Executive Vice President and Chief Financial Officer

410 S. Wilmington Street

Raleigh, North Carolina 27601

(919) 546-6111

(Names and addresses, including zip codes, and telephone numbers, including area codes, of agents for service)

It is respectfully requested that the Commission send copies of all notices, orders and communications to:

TIMOTHY S. GOETTEL, ESQ.	E. N. ELLIS, IV, ESQ.
Hunton & Williams	Dewey Ballantine LLP
421 Fayetteville Street Mall	1301 Avenue of the Americas
Raleigh, North Carolina 27601	New York, New York 10019
(919) 899-3094	(212) 259-8000

Approximate date of commencement of proposed sale to the public: From time to time as market conditions warrant after the registration statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount Registration Fee

First Mortgage Bonds	(1)	(2)	(1)(2)	N/A

Senior Notes	(1)	(2)	(1)(2)	N/A

Debt Securities	(1)	(2)	(1)(2)	N/A

Total	$1,000,000,000		$1,000,000,000	$80,900(3)(4)

(1)	In no event will the aggregate initial offering price of all securities issued from time to time pursuant to this registration statement exceed $1,000,000,000 or its equivalent (based on any applicable exchange rate at the time of sale), if any such securities are issued with principal amounts denominated in one or more currencies other than U.S. dollars as shall be designated by the registrant. If any such securities are issued at an original issue discount, then the aggregate initial offering price as so discounted shall not exceed $1,000,000,000, notwithstanding that the stated principal amount of such securities may exceed such amount.
(2)	Omitted pursuant to General Instruction II.D. of Form S-3.
(3)	Calculated pursuant to Rule 457(o) of the rules and regulations under the Securities Act of 1933. Total amount estimated solely for the purpose of determining the registration fee previously paid on March 21, 2003.
(4)	Pursuant to Rule 429 under the Securities Act of 1933, the combined prospectus contained herein relates to an aggregate of $1,500,000,000 principal amount of securities consisting of (a) $1,000,000,000 aggregate principal amount of securities being registered hereby and (b) $500,000,000 aggregate principal amount of unsold securities that were previously registered under the registrant’s registration statement on Form S-3 (No. 333-58800) that was filed with the Commission on April 12, 2001. Aggregate registration fees previously paid in connection with the registration of the unsold securities identified in (b) of this footnote are $125,000. Accordingly, the registration fee consists of $80,900 previously paid on March 21, 2003 and $125,000 previously paid as set forth in this footnote.

This registration statement constitutes post-effective amendment no. 1 to the registrant’s registration statement on Form S-3 (No. 333-58800), and such post-effective amendment shall hereafter become effective concurrently with the effectiveness of this registration statement and in accordance with Section 8(c) of the Securities Act of 1933. Upon effectiveness of such post-effective amendment, this registration statement and registration statement No. 333-58800 will relate to an aggregate of $1,500,000,000 of First Mortgage Bonds, Senior Notes and Debt Securities.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

SUBJECT TO COMPLETION, DATED APRIL 3, 2003

Prospectus

Carolina Power & Light Company d/b/a

Progress Energy Carolinas, Inc.

$1,500,000,000

First Mortgage Bonds

Senior Notes

Debt Securities

These securities are not obligations of, nor guaranteed by,

Progress Energy, Inc., our corporate parent.

Investing in our securities involves risks. See the “Risk Factors”  section on page 5 of this prospectus.

We will provide specific terms of these securities, and the manner in which they are being offered, in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. We cannot sell any of these securities unless this prospectus is accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This Prospectus is dated April     , 2003

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $1,500,000,000. We may offer any of the following securities: First Mortgage Bonds, Senior Notes and/or other Debt Securities.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. Any prospectus supplement may also add, update or change information contained in this prospectus. The registration statement we filed with the SEC includes exhibits that provide more detail on descriptions of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC and any prospectus supplement together with additional information described under the heading “WHERE YOU CAN FIND MORE INFORMATION.”

OUR COMPANY

We are a public service corporation formed under the laws of North Carolina in 1926. We are primarily engaged in the generation, transmission, distribution and sale of electricity in portions of North Carolina and South Carolina. All of our common stock is held by Progress Energy, Inc., a North Carolina corporation. Effective January 1, 2003, we began doing business under the assumed name Progress Energy Carolinas, Inc. There were no changes to our articles of incorporation and our legal name remains Carolina Power & Light Company.

Our principal executive offices are located at 410 South Wilmington Street, Raleigh, North Carolina 27601. Our telephone number is (919)-546-6111.

Unless the context requires otherwise, references in the prospectus to the terms “we,” “us,” “our” or other similar terms mean Progress Energy Carolinas, Inc.

APPLICATION OF PROCEEDS

Unless we state otherwise in any prospectus supplement, we will use the net proceeds from the sale of the offered securities:

•	the construction of new facilities and the maintenance of existing facilities;

•	to finance the future acquisition of other entities or their assets

•	to refund, repurchase, redeem, repay, or retire outstanding short- or long-term indebtedness; and

•	for other general corporate purposes.

In the event that any proceeds are not immediately applied, we may temporarily invest them in U.S., state or municipal government or agency obligations, commercial paper, bank certificates of deposit, or repurchase agreements collateralized by U.S. government or agency obligations, or we may deposit the proceeds with banks.

RATIO OF EARNINGS TO FIXED CHARGES

The ratio of earnings to fixed charges for each of the periods indicated is as follows:

For the Twelve Month Ended December 31,
2002	2001	2000	1999	1998
3.68x	3.14x	3.99x	4.12x	4.38x

The ratios for the twelve months ended December 31, 2002 and 2001, include impairment and one-time charges of $133.3 million and $156.7 million, respectively, related to Caronet Inc.’s telecommunications assets and our investment in Interpath Communications, Inc.

These computations include us and our subsidiaries, and certain other companies in which we hold an equity interest. We define “earnings” as net income before income taxes plus fixed charges. We define “fixed charges” as the sum of interest on long-term debt, other interest, amortization of debt discount and expense and an imputed interest factor included in rentals.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and special reports, current reports, proxy statements, and other information with the SEC. Our SEC filing number is 1-3382. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at the SEC’s public reference room in Washington, D.C. The SEC’s public reference room in Washington is located at 450 5th Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on its public reference rooms. Additionally, information about us and our SEC filings is available on our web site at http://www.cplc.com. The contents of our web site do not constitute a part of this prospectus or any prospectus supplement hereto.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all of the securities being registered; provided, however, that we are not incorporating by reference any information furnished under Items 9 or 12 of any Current Report on Form 8-K.

•	Annual Report on Form 10-K for the year ended December 31, 2002.

•	Our Current Reports on Form 8-K filed January 3, February 18, and April 1, 2003.

We typically make our SEC filings on joint basis with Progress Energy, Inc., our corporate parent. Any information included in such SEC filings that relates solely to Progress Energy, Inc. is not and shall not be deemed to be incorporated by reference into this prospectus or any prospectus supplement.

You may request a copy of these filings at no cost, by writing or calling us at the following address:

Progress Energy Carolinas, Inc.

c/o Progress Energy, Inc.

Investor Relations

410 South Wilmington Street

Raleigh, North Carolina 27601

Telephone: (800) 662-7232

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making any offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

This prospectus contains, and any supplement hereto will contain, forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. We have used words or phrases such as “anticipate,” “will likely result,” “will continue,” “intend,” “may,” “expect,” “believe,” “plan,” “will,” “estimate,” “should,” and variations of such words and similar expressions in this prospectus and in the documents incorporated by reference to identify such forward-looking statements. The matters discussed throughout this prospectus and any supplement hereto, including the documents incorporated by reference herein or therein, that are not historical facts are forward-looking and, accordingly, involve estimates, projects, goals, forecasts, assumptions, risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. Any forward-looking statement speaks only as of the date on which such statement is made, and we do not undertake any obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made.

Examples of factors that you should consider with respect to any forward-looking statements made throughout this prospectus include, but are not limited to, the following:

•	the impact of fluid and complex government laws and regulations, including those relating to the environment;

•	the impact of recent events in the energy markets that have increased the level of public and regulatory scrutiny in the energy industry and in the capital markets;

•	deregulation or restructuring in the electric industry that may result in increased competition and unrecovered (stranded) costs;

•	the uncertainty regarding the timing, creation and structure of regional transmission organizations;

•	weather conditions that directly influence the demand for electricity and natural gas;

•	recurring seasonal fluctuations in demand for electricity and natural gas;

•	fluctuations in the price of energy commodities and purchased power;

•	economic fluctuations and the corresponding impact on the our commercial and industrial customers;

•	the inherent risks associated with the operation of nuclear facilities, including environmental, health, regulatory and financial risks;

•	the impact of any terrorist acts generally and on our generating facilities and other properties;

•	the ability to successfully access capital markets on favorable terms;

•	the impact that increases in leverage may have on us and our ability to maintain our current credit ratings;

•	the impact of derivative contracts we use in the normal course of business;

•	the continued depressed state of the telecommunications industry and our ability to realize future returns from our telecommunications assets; and

•	unanticipated changes in operating expenses and capital expenditures.

These and other factors are detailed from time to time in our SEC filings which are incorporated herein. Many, but not all of the factors that may impact actual results are discussed in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2002, which is incorporated by reference into this prospectus. You should carefully read that “Risk Factors” section. All such factors are difficult to predict, contain uncertainties that may materially affect actual results, and may be beyond our control. New factors emerge from time to time, and it is not possible for us to predict all such factors, nor can we assess the effect of each such factor on us.

RISK FACTORS

Investing in our securities involves risks that could affect the energy industry, as well as us and our business. Please see the risk factors described in our Annual Report on Form 10-K for the year ended December 31, 2002, which is incorporated into this prospectus. Although we have tried to discuss key factors, please be aware that other risks may prove to be important in the future. New risks may emerge at any time and we cannot predict such risks or estimate the extent to which they may affect our financial performance. Before purchasing our securities, you should carefully consider the risks discussed therein and the other information in this prospectus and any prospectus supplement hereto, as well as the documents incorporated by reference herein or therein. Each of the risks described could result in a decrease in the value of our securities and your investment therein.

DESCRIPTION OF THE SECURITIES

This prospectus describes certain general terms of the offered securities. When we offer to sell a particular security, we will describe the specific terms in a prospectus supplement. The securities will be issued under indentures, selected provisions of which we have summarized below. The summary is not complete. The indentures appear as exhibits to the registration statement of which this prospectus is a part, or are incorporated by reference as exhibits to such registration statement, or will appear as exhibits to other documents that we file with the SEC, which are incorporated by reference into this prospectus. You should carefully read the indentures as they, and not this prospectus or any prospectus supplement hereto, govern your rights as a security holder. Capitalized terms used in the following summaries have the meanings specified in the applicable indentures unless otherwise defined below.

DESCRIPTION OF FIRST MORTGAGE BONDS

General

We will issue the First Mortgage Bonds under a Mortgage and Deed of Trust, dated as of May 1, 1940, with The Bank of New York (formerly Irving Trust Company) (the “Mortgage Trustee”) and Frederick G. Herbst (Douglas J. McInnes, successor), as Trustees. The Mortgage and Deed of Trust is supplemented by supplemental indentures. In the following discussion, we will refer to the Mortgage and Deed of Trust and all indentures supplemental to the Mortgage and Deed of Trust together as the “Mortgage.” We will refer to all of our bonds, including those already issued and those to be issued under this shelf registration process or otherwise issued in the future, as “First Mortgage Bonds.” As of the date of this prospectus, we had approximately $2.3 billion aggregate principal amount of First Mortgage Bonds outstanding, including $700 million aggregate principal amount issued to secure our Senior Notes and approximately $708 million aggregate principal amount issued to secure our pollution control obligations.

The information we are providing you in this prospectus concerning the First Mortgage Bonds and the Mortgage is only a summary of the information provided in those documents and the summary is qualified in its entirety by reference to the provisions of the Mortgage. You should consult the First Mortgage Bonds themselves, the Mortgage and other documents for more complete information on the First Mortgage Bonds. These documents appear as exhibits to the registration statement of which this prospectus is a part, or are incorporated by reference as exhibits to such registration statement, or will appear as exhibits to other documents that we file with the SEC, which are incorporated by reference into this prospectus. The Mortgage has been qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and you should refer to the Trust Indenture Act for the provisions that apply to the First Mortgage Bonds. In the summary below, we have included references to applicable section numbers of the Mortgage so that you can easily locate these provisions.

The First Mortgage Bonds may from time to time, be issued in one or more series. You should consult the prospectus supplement relating to any particular issue of the First Mortgage Bonds for the following information:

•	the designation, series and aggregate principal amount of the First Mortgage Bonds;

•	the percentage of the principal amount for which we will issue and sell the First Mortgage Bonds;

•	the date of maturity for the First Mortgage Bonds;

•	the rate at which the First Mortgage Bonds will bear interest and the method of determining that rate;

•	the dates on which interest is payable;

•	the denominations in which we will authorize the First Mortgage Bonds to be issued, if other than $1,000 or integral multiples of $1,000;

•	whether we will offer the First Mortgage Bonds in the form of global bonds and, if so, the name of the depositary for any global bonds;

•	redemption terms; and

•	any other specific terms.

Unless the applicable prospectus supplement states otherwise, the covenants contained in the Mortgage will not afford holders of the First Mortgage Bonds protection in the event we have a change in control.

Form and Exchanges

Unless otherwise specified in the applicable prospectus supplement, we will issue the First Mortgage Bonds as registered bonds without coupons. Holders may exchange them, free of charge, for other First Mortgage Bonds of different authorized denominations, in the same aggregate principal amount. Holders may also transfer the First Mortgage Bonds free of charge except for any stamp taxes or other governmental charges that may apply.

Interest and Payment

The prospectus supplement for any First Mortgage Bonds will state the interest rate, the method of determination of the interest rate, and the date on which interest is payable. Unless the prospectus supplement states otherwise, principal and interest will be paid at The Bank of New York in New York City.

We have agreed to pay interest on any overdue principal and, to the extent enforceable under law, on any overdue installment of interest on the First Mortgage Bonds at the rate of 6% annually. For more information, see Mortgage, Section 78.

Redemption and Purchase of First Mortgage Bonds

If the First Mortgage Bonds are redeemable, the redemption terms will appear in the prospectus supplement. We may declare redemptions on at least thirty (30) days notice

•	for the maintenance and replacement fund;

•	for the sinking fund if we chose to establish a sinking fund for a designated series of First Mortgage Bonds;

•	with certain deposited cash;

•	with the proceeds of released property; or

•	at our option, unless otherwise specified in the applicable supplemental Indenture and the prospectus supplement.

If we have not deposited the redemption funds with the Mortgage Trustee when we give notice of redemption, the redemption shall be subject to the deposit of those funds on or before the redemption date. Notice of redemption will not be effective unless the Mortgage Trustee has received the redemption funds.

Cash that is deposited under any Mortgage provisions may be applied to the purchase of First Mortgage Bonds of any series, with certain exceptions.

For more information, see Mortgage, Article X.

Maintenance and Replacement Fund

Each year we will spend 15% of our adjusted gross operating revenues for maintenance of and replacements for the mortgaged property and certain of our automotive equipment. If we spend more for these purposes in a given year, we may credit that amount against the 15% requirement in any subsequent year. If a regulatory authority does not permit us to spend as much as 15% of our adjusted gross revenues for these purposes, we will spend only the amount permitted. We may meet the annual requirements for the maintenance and replacement fund in any of the following ways:

•	by depositing cash with the Mortgage Trustee;

•	by certifying expenditures for maintenance and repairs;

•	by certifying gross property additions;

•	by certifying gross expenditures for certain automotive equipment; or

•	by taking credit for First Mortgage Bonds and prior lien bonds that have been retired.

Cash deposited with the Trustee to meet maintenance and replacement requirements

•	may be withdrawn on expenditures for gross property additions;

•	may be withdrawn on waiver of the right to issue First Mortgage Bonds; or

•	may be applied to the purchase or redemption of First Mortgage Bonds of any series we may designate.

For further discussion, see “Redemption and Purchase of First Mortgage Bonds” above.

We currently have the right to amend the Mortgage, at our sole discretion, to eliminate the maintenance and replacement fund payments with respect to any First Mortgage Bonds of the Twenty-third Series and any subsequently created series, including all series offered by this prospectus. No consent or other action by the holders of any such First Mortgage Bonds is required. For more information, see Mortgage, Section 38; Twenty-second Supplemental Indenture, Section 7.

Security

All First Mortgage Bonds are secured by the Mortgage, which constitutes, in the opinion of our counsel, a first mortgage lien on all our present properties. This lien is subject to:

•	leases of small portions of our property to others for uses which, in the opinion of our counsel, do not interfere with our business;

•	leases of certain property which we own but do not use in our electric utility business; and

•	certain excepted encumbrances, minor defects and irregularities.

This lien does not cover the following property:

•	merchandise, equipment, materials or supplies held for sale, and fuel, oil and similar consumable materials and supplies;

•	vehicles and automobiles;

•	cash, securities, receivables and all contracts, leases and operating agreements that are not pledged or required to be pledged; and

•	electric energy and other materials or products generated, manufactured, produced or purchased by us for sale, distribution or use in the ordinary course of business.

The Mortgage contains provisions subjecting to the lien of the Mortgage certain other property that is acquired after the date of the delivery of the Mortgage. These provisions for subjecting additional property to the lien of the Mortgage are limited in the case of consolidation, merger or sale of substantially all of our assets. For more information, see Mortgage, Article XV.

The Trustees will have a lien upon the mortgaged property, prior to the First Mortgage Bonds, for the payment of their reasonable compensation and expenses and for indemnity against certain liabilities. For more information, see Mortgage, Section 96.

Issuance of Additional First Mortgage Bonds

We may issue an unlimited principal amount of First Mortgage Bonds under the Mortgage (except as described in the next paragraph). We may issue First Mortgage Bonds of any series from time to time based on any of the following:

•	70% of property additions after adjustments to offset retirement of property;

•	retirement of First Mortgage Bonds or prior lien bonds; or

•	deposit of cash.

With certain exceptions in the case of retirement of First Mortgage Bonds or prior lien bonds, we may issue First Mortgage Bonds only if adjusted net earnings for 12 out of the preceding 15 months, before interest and income taxes, is at least twice the annual interest requirements on, or at least 10% of the principal amount of, the sum of all First Mortgage Bonds outstanding at the time, including the additional First Mortgage Bonds we may issue under this shelf registration process or other First Mortgage Bonds we may issue in the future, and all indebtedness of prior or equal rank. Adjusted net earnings is net of provision for repairs, maintenance and retirement of property equal to the maintenance and replacement fund requirements for this period. Cash deposited for the issuance of First Mortgage Bonds may be withdrawn to the extent of 70% of property additions after adjustments to offset retirement of property or retirement of First Mortgage Bonds or prior lien bonds. For further discussion, see “Modification of the Mortgage” below.

Property additions must consist of electric property, or property used or useful in connection with electric property, acquired after December 31, 1939. Property additions may not include securities, vehicles or automobiles. We have reserved the right to amend the Mortgage, at our sole discretion, to make available as property additions any form of space satellites, including solar power satellites, space stations and other similar facilities. We estimate that, as of December 31, 2002, approximately $4.66 billion of net property additions were available for the issuance of First Mortgage Bonds. Therefore, using the 70% test described above, the available net property additions provide a basis for issuing approximately $3.26 billion of additional First Mortgage Bonds as of December 31, 2002. As of the date of this prospectus, we could issue approximately $1.63 billion based upon retirements of previously issued First Mortgage Bonds.

The Mortgage includes restrictions on the issuance of First Mortgage Bonds against property subject to liens and upon the increase of the amount of any liens. For more information, see Mortgage, Sections 4-7, 20-30 and 46; Twenty-third Supplemental Indenture, Section 5.

Dividend Restrictions

Unless otherwise specified in the prospectus supplement, in the case of First Mortgage Bonds issued under this shelf registration process, and so long as any First Mortgage Bonds are outstanding, cash dividends and distributions on our common stock, and purchases by us of our common stock, are restricted to aggregate net income available for them, since December 31, 1948, plus $3,000,000, less the amount of all preferred and common stock dividends and distributions, and all common stock purchases, since December 31, 1948.

No portion of our retained earnings at December 31, 2002 is restricted by this provision. For further discussion, see “Modification of the Mortgage” below.

Modification of the Mortgage

Bondholders’ rights may be modified with the consent of the holders of 70% of the First Mortgage Bonds. If less than all series of the First Mortgage Bonds are affected, the modification must also receive the consent of the holders of 70% of the First Mortgage Bonds of each series affected. We currently have the right to amend the Mortgage, at our sole discretion, to substitute 66 2/3% for the percentage requirements stated above. In general, no modification of the terms of payment of principal or interest, and no modification affecting the lien or reducing the percentage required for modification (except as noted above), is effective against any holder of the First Mortgage Bonds without that holder’s consent. For more information, see Mortgage, Article XVIII; Thirteenth Supplemental Indenture, Section 5.

We may reserve the right to amend the Mortgage, at our sole discretion, for any of the following purposes:

•	to reduce the percentage of the holders of the First Mortgage Bonds who must consent to certain modifications of the Mortgage to a majority of the bondholders adversely affected;

•	to except from the lien of the Mortgage all property not funded or eligible to be funded under the Mortgage for the issuance of First Mortgage Bonds, the release of property or any other purpose under the Mortgage;

•	to ease the requirements of the net earnings test (see the first paragraph of the Section entitled “Issuance of Additional First Mortgage Bonds” above) by allowing the calculation to be made for 12 months within the last 18, rather than the last 15, months;

•	to allow the release of property from the lien of the Mortgage at cost or at the value of the property at the time it became funded property;

•	to simplify the release of unfunded property from the lien of the Mortgage, if after the release we will have at least one dollar ($1) in unfunded property remaining;

•	to increase the amount of funded property that may be released or retired on the basis of the retirement of First Mortgage Bonds from 100% to 143% of the principal amount of such First Mortgage Bonds; and

•	to eliminate the requirements regarding amounts to be accrued, expended or appropriated for maintenance or property retirements.

Additionally, we may choose to modify the dividend covenant applicable to a particular series of First Mortgage Bonds. See “Dividend Restrictions” above. The purpose for a modification of the applicable dividend covenant would be to provide that we may declare and pay dividends in cash or property on our common stock only out of surplus or out of net profits for the preceding fiscal year. Dividends may not be paid out of net profits, however, if our capital has been diminished to an extent specified in the Mortgage.

Defaults and Notice of Default

An “Event of Default” means, with respect to any series of First Mortgage Bonds, any of the following:

•	default in payment of principal of a series of First Mortgage Bonds when due and payable;

•	default for 30 days in payment of interest on a series of First Mortgage Bonds;

•	default in payment of interest on or principal of prior lien bonds continued beyond applicable grace periods, if any, specified in the prior lien securing such bond;

•	default for 60 days in payment installments of funds for retirement of First Mortgage Bonds, including the maintenance and replacement funds;

•	certain events in bankruptcy, insolvency or reorganization; and

•	default for 90 days after notice in performance of any other covenants.

For more information, see Mortgage, Section 65; Twentieth Supplemental Indenture, Article IV, Section 5.

If the Trustees deem it to be in the interest of the holders of the First Mortgage Bonds, they may withhold notice of default, except in payment of principal, interest or funds for retirement of First Mortgage Bonds. For more information, see Mortgage, Section 66; Third Supplemental Indenture, Section 15.

If a default occurs, the Trustee may (and, upon the written direction of the holders of a majority of the principal amount of outstanding First Mortgage Bonds, shall) and holders of 25% of the First Mortgage Bonds may declare all principal and interest immediately due and payable. If the default has been cured, however, the holders of a majority of the First Mortgage Bonds may annul the declaration and destroy its effect. For more information, see Mortgage, Section 67. No holder of First Mortgage Bonds may enforce the lien of the Mortgage unless the holder has given the Trustees written notice of a default and unless the holders of 25% of the First Mortgage Bonds have requested the Trustees in writing to act and have offered the Trustees reasonable opportunity to act. For more information, see Mortgage, Section 80. The Trustees are not required to risk their funds or to incur personal liability if there is a reasonable ground for believing that repayment to the Trustees is not reasonably assured. For more information, see Mortgage, Section 94. Holders of a majority of the First Mortgage Bonds may establish the time, method and place of conducting any proceedings for any remedy available to the Trustees, or exercising any trust or power conferred upon the Trustees. For more information, see Mortgage, Section 71.

Evidence to Be Furnished to the Mortgage Trustee Under the Mortgage

We will demonstrate compliance with Mortgage provisions by providing written statements to the Mortgage Trustee from our officers or persons we select. For instance, we may select an engineer to provide a written statement regarding the value of property being certified or released, or an accountant regarding net earnings certificate, or counsel regarding property titles and compliance with the Mortgage generally. In certain major matters, applicable law requires that an accountant or engineer must be independent. (See Section 314(d) of the Trust Indenture Act.) We must file certificates and other papers each year and whenever certain events occur. Additionally, we must provide evidence from time to time demonstrating our compliance with the conditions and covenants under the Mortgage.

Concerning the Mortgage Trustee

In the normal course of business, the Mortgage Trustee or its affiliates may, from time to time, provide certain commercial banking, investment banking and securities underwriting services to us and our affiliates.

DESCRIPTION OF SENIOR NOTES

General

We may issue one or more new series of Senior Notes under the Indenture (For Senior Notes), dated as of March 1, 1999, as supplemented and amended (the “Senior Note Indenture”), between us and The Bank of New York, as trustee (the “Senior Note Trustee”). The information we are providing you in this prospectus concerning the Senior Note Indenture and related documents is only a summary of the information provided in those documents and the summary is qualified in its entirety by reference to the provisions of the Senior Note Indenture. You should consult the Senior Notes themselves, the Senior Note Indenture, any indentures supplemental to the Senior Note Indenture and other documents for more complete information on the Senior Notes. These documents appear as exhibits to the registration statement of which this prospectus is a part, or are incorporated by reference as exhibits to such registration statement, or will appear as exhibits to other documents that we file with the SEC, which are incorporated by reference into this prospectus. The Senior Note Indenture has been qualified under the Trust Indenture Act and you should refer to the Trust Indenture Act for the provisions that apply to the Senior Notes. In the summary below, we have included references to applicable section numbers of the Senior Note Indenture so that you can easily locate these provisions.

Until the Release Date (defined below), all of the Senior Notes will be secured by one or more series of First Mortgage Bonds, which we will issue and deliver to the Senior Note Trustee. For more information, see “Security” and “Release Date” below.

On the Release Date, the Senior Notes

•	will cease to be secured by First Mortgage Bonds;

•	will become our unsecured obligations; and

•	will rank as equal with our other unsecured indebtedness, including senior Debt Securities.

The Senior Note Indenture provides that, in addition to the Senior Notes offered under this shelf registration process, additional Senior Notes may be issued later, without limitation as to aggregate principal amount. Before the Release Date, however, the amount of Senior Notes that we may issue cannot exceed the amount of First Mortgage Bonds that we are able to issue under the Mortgage. As of the date of this prospectus, we had $700 million aggregate principal amount of Senior Notes outstanding. For more information, see “Description of First Mortgage Bonds—Issuance of Additional First Mortgage Bonds” above.

Provisions of a Particular Series

The Senior Notes may from time to time, be issued in one or more series. You should consult the prospectus supplement relating to any particular issue of Senior Notes for the following information:

•	the title of the Senior Notes;

•	any limit on aggregate principal amount of the Senior Notes or the series of which they are a part;

•	the date on which the principal of the Senior Notes will be payable;

•	the rate, including the method of determination if applicable, at which the Senior Notes will bear interest, if any; and

—the date from which any interest will accrue;

—the dates on which we will pay interest; and

—the record date for any interest payable on any interest payment date;

•	the place where

—the principal of, premium, if any, and interest on the Senior Notes will be payable;

—you may register transfer of the Senior Notes;

—you may exchange the Senior Notes;

—you may serve notices and demands upon us regarding the Senior Notes;

•	the Security Registrar for the Senior Notes and whether the principal of the Senior Notes is payable without presentment or surrender of them;

•	the terms and conditions upon which we may elect to redeem any Senior Notes;

•	the terms and conditions upon which the Senior Notes must be redeemed or purchased due to our obligations pursuant to any sinking fund or other mandatory redemption provisions, or at the holder’s option, including any applicable exceptions to notice requirements;

•	the denominations in which we may issue Senior Notes;

•	the manner in which we will determine any amounts payable on the Senior Notes which are to be determined with reference to an index or other fact or event ascertainable outside the Senior Note Indenture;

•	the currency, if other than United States currency, in which payments on the Senior Notes will be payable;

•	terms according to which elections can be made by us or the holder regarding payments on the Senior Notes in currency other than the currency in which the notes are stated to be payable;

•	the portion of the principal amount of the Senior Notes payable upon declaration of acceleration of their maturity;

•	if payments are to be made on the Senior Notes in securities or other property, the type and amount of the securities and other property or the method by which the amount shall be determined;

•	the terms applicable to any rights to convert Senior Notes into or exchange them for our securities or those of any other entity;

•	if we issue Senior Notes as global securities,

—any limitations on transfer or exchange rights or the right to obtain the registration of transfer;

—any limitations on the right to obtain definitive certificates for the Senior Notes; and

—any other matters incidental to the Senior Notes;

•	whether we are issuing the Senior Notes as bearer securities;

•	any limitations on transfer or exchange of Senior Notes or the right to obtain registration of their transfer, and the terms and amount of any service charge required for registration of transfer or exchange;

•	any exceptions to the provisions governing payments due on legal holidays, or any variations in the definition of Business Day with respect to the Senior Notes;

•	any addition to the Events of Default applicable to any Senior Notes and any additions to our covenants for the benefit of the holders of the Senior Notes;

•	if we are issuing any Senior Notes prior to the Release Date, the designation of the series of Senior Note First Mortgage Bonds (defined below) to be delivered to the Senior Note Trustee for security for the Senior Notes;

•	any other terms of the Senior Notes not inconsistent with the provisions of the Senior Note Indenture; and

•	any other collateral security, assurance or guarantee for the Senior Notes.

For more information, see Section 301 of the Senior Note Indenture.

Senior Notes may be sold at a substantial discount below their principal amount. You should consult the applicable prospectus supplement for a description of certain special United States federal income tax considerations which may apply to Senior Notes sold at an original issue discount or denominated in a currency other than United States dollars.

Unless the applicable prospectus supplement states otherwise, the covenants contained in the Senior Note Indenture will not afford holders of Senior Notes protection in the event we have a change in control or are involved after the Release Date in a highly-leveraged transaction.

Security

Until the Release Date, described in the following section, all of the Senior Notes will be secured by one or more series of First Mortgage Bonds, which we will issue and deliver to the Senior Note Trustee. For more information on the First Mortgage Bonds, see “Description of First Mortgage Bonds” above. When we issue a series of Senior Notes prior to the Release Date, we will simultaneously issue and deliver to the Senior Note Trustee, as security for all of the Senior Notes, a series of Senior Note First Mortgage Bonds. These First Mortgage Bonds will have the same stated interest rate—or interest calculated in the same manner—interest payment dates, stated maturity and redemption provisions, and will be in the same aggregate principal amount as the series of Senior Notes we are issuing. For more information, see Sections 401, 402 and 403 of the Senior Note Indenture. Payments we make to the Senior Note Trustee on a series of Senior Notes will satisfy our obligations with respect to the corresponding payments due on the related series of Senior Note First Mortgage Bonds.

Each series of Senior Note First Mortgage Bonds will be a series of First Mortgage Bonds, all of which are secured by a lien on certain property we own. For more discussion of the lien, see “Description of First Mortgage Bonds—Security” above. In certain circumstances prior to the Release Date, we may reduce the aggregate principal amount of Senior Note First Mortgage Bonds held by the Senior Note Trustee. In no event, however, may we reduce that amount to an amount lower than the aggregate outstanding principal amount of the Senior Notes then outstanding. For more information, see Section 409 of the Senior Note Indenture. Following the Release Date, we will close the Mortgage and not issue any additional First Mortgage Bonds under the Mortgage. For more information, see Section 403 of the Senior Note Indenture.

Release Date

ON THE RELEASE DATE THE SENIOR NOTE FIRST MORTGAGE BONDS WILL NO LONGER SECURE THE SENIOR NOTES, AND THE SENIOR NOTES WILL BECOME OUR UNSECURED GENERAL OBLIGATIONS. For more information, see Section 407 of the Senior Note Indenture. The “Release Date” means the date as of which all First Mortgage Bonds, other than Senior Note First Mortgage Bonds, and other than outstanding First Mortgage Bonds which do not in aggregate principal amount exceed the greater of 5% of our Net Tangible Assets or 5% of our Capitalization, have been retired through payment, redemption, or otherwise at, before or after their maturity, provided that no default or Event of Default has occurred and is continuing. In the preceding sentence the following terms have the meanings indicated:

•	“Capitalization” means the total of all the following items appearing on, or included in, our consolidated balance sheet: (i) liabilities for indebtedness maturing more than 12 months from the date of determination; and (ii) common stock, preferred stock, premium on capital stock, capital surplus, capital in excess of par value, and retained earnings (however the foregoing may be designated), less, to the extent not otherwise deducted, the cost of shares of our capital stock held in our treasury. Capitalization shall be determined in accordance with generally accepted accounting principles and practices applicable to the type of business in which we are engaged and approved by the independent accountants regularly retained by us, and may be determined as of a date not more than 60 days prior to the happening of the event for which the determination is being made.

•	“Net Tangible Assets” means the amount shown as total assets on our consolidated balance sheet, less (i) intangible assets including, but without limitation, such items as goodwill, trademarks, trade names, patents, unamortized debt discount and expense and certain regulatory assets, and (ii) appropriate adjustments, if any, on account of minority interests. Net Tangible Assets shall be determined in accordance with generally accepted accounting principles and practices applicable to the type of business in which we are engaged and approved by the independent accountants regularly retained by us, and may be determined as of a date not more than 60 days prior to the happening of the event for which such determination is being made.

The Senior Note Trustee will give the Senior Note holders notice when the Release Date occurs. See “Description of Senior Notes—Defeasance” below for a discussion of another situation in which outstanding Senior Notes would not be secured by Senior Note First Mortgage Bonds.

Form, Exchange, and Transfer

Unless the applicable prospectus supplement states otherwise, we will issue Senior Notes only in fully registered form without coupons and in denominations of $1,000 and integral multiples of that amount. For more information, see Sections 201 and 302 of the Senior Note Indenture.

Holders may present Senior Notes for exchange or for registration of transfer, duly endorsed or accompanied by a duly executed instrument of transfer, at the office of the Security Registrar or at the office of any Transfer Agent we may designate. Exchanges and transfers are subject to the terms of the Senior Note Indenture and applicable limitations for global securities. We may designate ourselves the Security Registrar. No charge will be made for any registration of transfer or exchange of Senior Notes, but we may require payment of a sum sufficient to cover any tax or other governmental charge the holder must pay in connection with the transaction. Any transfer or exchange will become effective upon the Security Registrar or Transfer Agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. For more information, see Section 305 of the Senior Note Indenture.

The applicable prospectus supplement will state the name of any Transfer Agent, in addition to the Security Registrar initially designated by the Company for any Senior Notes. We may at any time designate additional Transfer Agents or withdraw the designation of any Transfer Agent or make a change in the office through which any Transfer Agent acts. We must, however, maintain a Transfer Agent in each place of payment for the Senior Notes of each series. For more information, see Section 702 of the Senior Note Indenture.

We will not be required to

•	issue, register the transfer of, or exchange any Senior Note or any Tranche of any Senior Note during a period of 15 days immediately preceding the day of the mailing of a notice of redemption of any Senior Note called for redemption; or

•	register the transfer of, or exchange any Senior Note selected for redemption except the unredeemed portion of any Senior Note being partially redeemed.

For more information, see Section 305 of the Senior Note Indenture.

Payment and Paying Agents

Unless the applicable prospectus supplement states otherwise, we will pay interest on a Senior Note on any interest payment date to the person in whose name the Senior Note is registered at the close of business on the regular record date for the interest payment. For more information, see Section 307 of the Senior Note Indenture.

Unless the applicable prospectus supplement provides otherwise, we will pay principal and any premium and interest on Senior Notes at the office of the Paying Agent whom we will designate for this purpose. Unless the applicable prospectus supplement states otherwise, the corporate trust office of the Senior Note Trustee in New York City will be designated as our sole Paying Agent for payments with respect to Senior Notes of each series. Any other Paying Agents initially designated by us for the Senior Notes of a particular series will be named in the applicable prospectus supplement. We may at any time add or delete Paying Agents or change the office through which any Paying Agent acts. We must, however, maintain a Paying Agent in each place of payment for the Senior Notes of a particular series. For more information, see Section 702 of the Senior Note Indenture.

All money we pay to a Paying Agent for the payment of the principal and any premium or interest on any Senior Note which remains unclaimed at the end of two years after payment is due will be repaid to us. After that date, the holder of that Senior Note may look only to us for these payments. For more information, see Section 703 of the Senior Note Indenture.

Redemption

You should consult the applicable prospectus supplement for any terms regarding optional or mandatory redemption of Senior Notes. Except for the provisions in the applicable prospectus supplement regarding Senior Notes redeemable at the holder’s option, Senior Notes may be redeemed only upon notice by mail not less than 30 nor more than 60 days prior to the redemption date. Further, if less than all the Senior Notes of a series, or any Tranche of a series, are to be redeemed, the Senior Notes to be redeemed will be selected by the method provided for the particular series. In the absence of a selection provision, the Senior Note Trustee will select a fair and appropriate method of random selection. For more information, see Sections 503 and 504 of the Senior Note Indenture.

A notice of redemption we provide may state:

•	that redemption is conditioned upon receipt by the Paying Agent on or before the redemption date of money sufficient to pay the principal and any premium and interest on the Senior Notes; and

•	that if the money has not been received, the notice will be ineffective and we will not be required to redeem the Senior Note.

For more information, see Section 504 of the Senior Note Indenture.

Consolidation, Merger, and Sale of Assets

We may not consolidate with or merge into any other person, nor may we transfer or lease substantially all of our assets and property to any person, unless:

•	the corporation formed by the consolidation or into which we are merged, or the person which acquires by conveyance or transfer, or which leases, substantially all of our property and assets,

—is organized and validly existing under the laws of any domestic jurisdiction;

—expressly assumes our obligations on the Senior Notes and under the Senior Note Indenture; and

—prior to the Release Date, expressly assumes our obligations under the Senior Note First Mortgage Bonds and under the Mortgage;

•	immediately after the transaction becomes effective, no Event of Default, and no event which would become an Event of Default, shall have occurred and be continuing; and

•	we will have delivered to the Senior Note Trustee an officer’s certificate and opinion of counsel as provided in the Senior Note Indenture.

For more information, see Section 1201 of the Senior Note Indenture.

Events of Default

“Event of Default” under the Senior Note Indenture with respect to Senior Notes of any series means any of the following:

•	failure to pay any interest due on the Senior Notes within 30 days;

•	failure to pay principal or premium when due on a Senior Note;

•	breach of or failure to perform any other covenant or warranty in the Senior Note Indenture with respect to the particular series of Senior Notes for 60 days (subject to extension under certain circumstances for another 120 days) after we receive notice from the Senior Note Trustee, or we and the Senior Note Trustee receive notice from the holders of at least 33% in principal amount of the Senior Notes of that series outstanding under the Senior Note Indenture according to the provisions of the Senior Note Indenture;

•	prior to the Release Date, the occurrence of a default under the Mortgage (see “Description of First Mortgage Bonds—Events of Default” above);

•	certain events of bankruptcy, insolvency or reorganization; and

•	any other Event of Default set forth in the applicable prospectus supplement.

For more information, see Section 901 of the Senior Note Indenture.

An Event of Default with respect to a particular series of Senior Notes does not necessarily constitute an Event of Default with respect to the Senior Notes of any other series issued under the Senior Note Indenture.

If an Event of Default with respect to a particular series of Senior Notes occurs and is continuing, either the Senior Note Trustee or the holders of at least 33% in principal amount of the outstanding Senior Notes of that series may declare the principal amount of all of the Senior Notes of that series to be due and payable immediately. If the Senior Notes of that series are discount notes or similar Senior Notes, only the portion of the principal amount as specified in the applicable prospectus supplement may be immediately due and payable. If an Event of Default occurs and is continuing with respect to all series of Senior Notes—including all Events of Default relating to bankruptcy, insolvency or reorganization—the Senior Note Trustee or the holders of at least 33% in principal amount of the outstanding Senior Notes of all series, considered together, may declare an acceleration of the principal amount of all Senior Notes. In the event of an acceleration prior to the Release Date with respect to all Senior Notes, the Trustee will make a demand for acceleration of all amounts due under all of the Senior Note First Mortgage Bonds, but this demand will only result in such an acceleration if allowed by the acceleration provisions of the Mortgage.

At any time after a declaration of acceleration with respect to the Senior Notes of a particular series, and before a judgment or decree for payment of the money due has been obtained, and before the acceleration of the Senior Note First Mortgage Bonds, the Event or Events of Default giving rise to the declaration of acceleration will, without further action, be deemed to have been waived, and the declaration and its consequences will be deemed to have been rescinded and annulled, if

•	we have paid or deposited with the Senior Note Trustee a sum sufficient to pay

—all	overdue interest on all Senior Notes of the particular series;

—the principal of and any premium on any Senior Notes of that series which have become due otherwise than by the declaration of acceleration and any interest at the rate prescribed in the Senior Notes;

—interest upon overdue interest at the rate prescribed in the Senior Notes, to the extent payment is lawful;

—all amounts due to the Senior Note Trustee under the Senior Note Indenture; and

•	any other Event of Default with respect to the Senior Notes of the particular series, other than the failure to pay the principal of the Senior Notes of that series which has become due solely by the declaration of acceleration, has been cured or waived as provided in the Senior Note Indenture.

For more information, see Section 902 of the Senior Note Indenture.

The Senior Note Indenture includes provisions as to the duties of the Senior Note Trustee in case an Event of Default occurs and is continuing. Consistent with these provisions, the Senior Note Trustee will be under no obligation to exercise any of its rights or powers at the request or direction of any of the holders, unless those holders have offered to the Senior Note Trustee reasonable indemnity. For more information, see Section 1003 of the Senior Note Indenture. Subject to these provisions for indemnification, the holders of a majority in principal amount of the outstanding Senior Notes of any series may direct the time, method and place of conducting any proceeding for any remedy available to the Senior Note Trustee, or exercising any trust or power conferred on the Senior Note Trustee, with respect to the Senior Notes of that series. For more information, see Section 912 of the Senior Note Indenture.

No Senior Note holder may institute any proceeding regarding the Senior Note Indenture, or for the appointment of a receiver or a trustee, or for any other remedy under the Senior Note Indenture unless

•	the holder has previously given to the Senior Note Trustee written notice of a continuing Event of Default of that particular series,

•	the holders of a majority in principal amount of the outstanding Senior Notes of all series with respect to which an Event of Default is continuing have made a written request to the Senior Note Trustee, and have offered reasonable indemnity to the Senior Note Trustee to institute the proceeding as trustee, and

•	the Senior Note Trustee has failed to institute the proceeding, and has not received from the holders of a majority in principal amount of the outstanding Senior Notes of that series a direction inconsistent with the request, within 60 days after notice, request and offer of reasonable indemnity.

For more information, see Section 907 of the Senior Note Indenture.

The preceding limitations do not apply, however, to a suit instituted by a Senior Note holder for the enforcement of payment of the principal of or any premium, if any, or interest on the Senior Note on or after the applicable due date stated in the Senior Note. For more information, see Section 908 of the Senior Note Indenture.

We must furnish annually to the Senior Note Trustee a statement by an appropriate officer as to that officer’s knowledge of our compliance with all conditions and covenants under the Senior Note Indenture. Our compliance is to be determined without regard to any grace period or notice requirement under the Senior Note Indenture. For more information, see Section 706 of the Senior Note Indenture.

Modification and Waiver

The Company and the Senior Note Trustee, without the consent of the holders of the Senior Notes, may enter into one or more supplemental Senior Note Indentures for any of the following purposes:

•	to evidence the assumption by any permitted successor of our covenants in the Senior Note Indenture and the Senior Notes;

•	to add one or more covenants or other provisions for the benefit of the holders of outstanding Senior Notes or to surrender any right or power conferred upon us by the Senior Note Indenture;

•	to add any additional Events of Default;

•	to change or eliminate any provision of the Senior Note Indenture or add any new provision to it (but if this action will adversely affect the interests of the holders of any particular series of Senior Notes in any material respect, the action will become effective with respect to that series only when there is no Senior Note of that series remaining outstanding under the Senior Note Indenture);

•	to provide collateral security for the Senior Notes;

•	to establish the form or terms of Senior Notes according to the provisions of the Senior Note Indenture;

•	to evidence the acceptance of appointment of a successor Senior Note Trustee under the Senior Note Indenture with respect to one or more series of the Senior Notes and to add to or change any of the provisions of the Senior Note Indenture as necessary to provide for the administration of the trusts under the Senior Note Indenture by more than one trustee;

•	to provide for the procedures required to permit using a noncertificated system of registration for any Senior Notes series;

•	to change any place where

—the principal of and any premium and interest on any Senior Notes is payable,

—any Senior Notes may be surrendered for registration of transfer or exchange, or

—notices and demands to or upon us regarding Senior Notes and the Senior Note Indenture may be served; or

•	to cure any ambiguity or inconsistency (but any of these changes or additions will not adversely affect the interests of the holders of Senior Notes of any series in any material respect).

For more information see Section 1301 of the Senior Note Indenture.

The holders of at least a majority in aggregate principal amount of the outstanding Senior Notes of any series may waive

•	compliance by us with certain provisions of the Senior Note Indenture (see Section 707 of the Senior Note Indenture); and

•	any past default under the Senior Note Indenture, except a default in the payment of principal, premium, or interest, and certain covenants and provisions of the Senior Note Indenture that cannot be modified or amended without consent of the holder of each outstanding Senior Note of the series affected (see Section 913 of the Senior Note Indenture).

The Trust Indenture Act may be amended after the date of the Senior Note Indenture to require changes to the Senior Note Indenture. In this event, the Senior Note Indenture will be deemed to have been amended so as to effect the changes, and we and the Senior Note Trustee may, without the consent of any holders, enter into one or more Supplemental Senior Note Indentures to evidence or effect the amendment. For more information, see Section 1301 of the Senior Note Indenture.

Except as provided in this section, the consent of the holders of a majority in aggregate principal amount of the outstanding Senior Notes, considered as one class, is required to change in any manner the Senior Note Indenture pursuant to one or more supplemental Senior Note Indentures. If less than all of the series of Senior Notes outstanding are directly affected by a proposed supplemental Senior Note Indenture, however, only the consent of the holders of a majority in aggregate principal amount of the outstanding Senior Notes of all series directly affected, considered as one class, will be required. Furthermore, if the Senior Notes of any series have been issued in more than one Tranche and if the proposed supplemental Senior Note Indenture directly affects the rights of the holders of one or more, but not all Tranches, only the consent of the holders of a majority in aggregate principal amount of the outstanding Senior Notes of all Tranches directly affected, considered as one class, will be required. In addition, an amendment or modification

•	may not, without the consent of the holder of the Senior Note

—change the maturity of the principal of, or any installment of principal of or interest on, any Senior Note,

—reduce the principal amount or the rate of interest, or the amount of any installment of interest, or change the method of calculating the rate of interest,

—reduce any premium payable upon the redemption of the Senior Note,

—reduce the amount of the principal of any Senior Note originally issued at a discount from the stated principal amount that would be due and payable upon a declaration of acceleration of maturity,

—change the currency or other property in which a Senior Note or premium or interest on a Senior Note is payable,

—impair the right to institute suit for the enforcement of any payment on or after the stated maturity (or, in the case of redemption, on or after the redemption date) of any Senior Note; or

•	may not reduce the percentage of principal amount requirement for consent of the holders for any supplemental Senior Note Indenture, or for any waiver of compliance with any provision of or any default under the Senior Note Indenture, or reduce the requirements for quorum or voting, without the consent of the holder of each outstanding Senior Note of each series or Tranche effected;

•	may not prior to the Release Date

—impair the interest of the Senior Note Trustee in the Senior Note First Mortgage Bonds,

—reduce the principal amount of any series of Senior Note First Mortgage Bonds to an amount less than that of the related series of Senior Notes, or

—alter the payment provisions of the Senior Note First Mortgage Bonds in a manner adverse to the holders of the Senior Notes; and

•	may not modify provisions of the Senior Note Indenture relating to supplemental Senior Note Indentures, waivers of certain covenants and waivers of past defaults with respect to the Senior Notes of any series, or any Tranche of a series, without the consent of the holder of each outstanding Senior Note affected.

A supplemental Senior Note Indenture will be deemed not to affect the rights under the Senior Note Indenture of the holders of any series or Tranche of the Senior Notes if the supplemental Senior Note Indenture

•	changes or eliminates any covenant or other provision of the Senior Note Indenture expressly included solely for the benefit of one or more other particular series of Senior Notes or Tranches of them; or

•	modifies the rights of the holders of Senior Notes of any other series or Tranches with respect to any covenant or other provision.

For more information, see Section 1302 of the Senior Note Indenture.

If we solicit from holders of the Senior Notes any type of action, we may at our option by board resolution fix in advance a record date for the determination of the holders entitled to vote on the action. We shall have no obligation, however, to do so. If we fix a record date, the action may be taken before or after the record date, but only the holders of record at the close of business on the record date shall be deemed to be holders for the purposes of determining whether holders of the requisite proportion of the outstanding Senior Notes have authorized the action. For that purpose, the outstanding Senior Notes shall be computed as of the record date. Any holder action shall bind every future holder of the same security and the holder of every security issued upon the registration of transfer of or in exchange for or in lieu of the security in respect of anything done or permitted by the Senior Note Trustee or us in reliance on that action, whether or not notation of the action is made upon the security. For more information, see Section 104 of the Senior Note Indenture.

Defeasance

Unless the applicable prospectus supplement provides otherwise, any Senior Note, or portion of the principal amount of a Senior Note, will be deemed to have been paid for purposes of the Senior Note Indenture, and, at our election, our entire indebtedness in respect to the Senior Note, or portion of it, will be deemed to have been satisfied and discharged, if we have irrevocably deposited with the Senior Note Trustee or any Paying Agent other than us in trust money, certain Eligible Obligations, or a combination of the two, sufficient to pay principal of, any premium and interest due and to become due on the Senior Note or portion of it. For more information, see Section 801 of the Senior Note Indenture. For this purpose, unless the applicable prospectus supplement provides otherwise, Eligible Obligations include direct obligations of, or obligations unconditionally guaranteed by, the United States, entitled to the benefit of full faith and credit of the United States, and certificates, depositary receipts or other instruments which evidence a direct ownership interest in these obligations or in any specific interest or principal payments due in respect to those obligations.

Resignation of Senior Note Trustee

The Senior Note Trustee may resign at any time by giving written notice to us or may be removed at any time by an action of the holders of a majority in principal amount of outstanding Senior Notes delivered to the Senior Note Trustee and us. No resignation or removal of the Senior Note Trustee and no appointment of a successor trustee will become effective until a successor trustee accepts appointment in accordance with the requirements of the Senior Note Indenture. So long as no Event of Default or event which would become an Event of Default has occurred and is continuing, and except with respect to a Senior Note Trustee appointed by an action of the holders, if we have delivered to the Senior Note Trustee a resolution of our Board of Directors appointing a successor trustee and the successor trustee has accepted the appointment in accordance with the terms of the Senior Note Indenture, the Senior Note Trustee will be deemed to have resigned and the successor trustee will be deemed to have been appointed as trustee in accordance with the Senior Note Indenture. For more information, see Section 1010 of the Senior Note Indenture.

Notices

We will give notices to holders of Senior Notes by mail to their addresses as they appear in the Security Register. For more information, see Section 106 of the Senior Note Indenture.

Title

The Senior Note Trustee and its agents, and we and our agents, may treat the person in whose name a Senior Note is registered as the absolute owner of that Note, whether or not that Senior Note may be overdue, for the purpose of making payment and for all other purposes. For more information, see Section 308 of the Senior Note Indenture.

Governing Law

The Senior Note Indenture and the Senior Notes will be governed by, and construed in accordance with, the law of the State of New York. For more information, see Section 112 of the Senior Note Indenture.

DESCRIPTION OF DEBT SECURITIES

This prospectus describes certain general terms of the Debt Securities offered through this prospectus. When we offer to sell a particular series of Debt Securities, we will describe the specific terms of that series in a prospectus supplement. The Debt Securities will be issued under the Indenture (For Debt Securities), dated as of October 28, 1999, between us and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as trustee, or one or more additional indentures for Debt Securities between us and a trustee elected by us. The Indenture (For Debt Securities) appears in a prior registration statement of ours and is incorporated by reference into the registration statement of which this prospectus is a part. The form of any additional indenture, between us and a trustee which we will name, under which we may issue Debt Securities is filed as an exhibit to the registration statement. The form of debt securities indenture includes optional provisions that will appear in a separate indenture for subordinated debt securities in the event we issue subordinated debt securities. In this prospectus we refer to each of the Indenture (For Debt Securities) and the form of indenture for Debt Securities, as applicable, as the “Debt Securities Indenture.” We refer to the trustee under any Debt Securities Indenture as the “Debt Securities Trustee.”

We have summarized selected provisions of the Debt Securities Indenture below. Each Debt Securities Indenture will be independent of any other Debt Securities Indenture unless otherwise stated in a prospectus supplement. The summary that follows is not complete and the summary is qualified in its entirety by reference to the provisions of the applicable Debt Securities Indenture. You should consult the Debt Securities themselves, the Debt Securities Indenture, any supplemental indentures, officers’ certificate, and other related documents for more complete information on the Debt Securities. These documents appear as exhibits to the registration statement of which this prospectus is a part, or are incorporated by reference as exhibits to such registration statement, or will appear as exhibits to other documents that we file with the SEC, which are incorporated by reference into this prospectus. The Indenture (for Debt Securities) dated October 28, 1999 has been, and any future Debt Securities Indenture will be, qualified under the Trust Indenture Act and you should refer to the Trust Indenture Act for the provisions that apply to the Debt Securities. In the summary below, we have included references to applicable section numbers of the Debt Securities Indenture so that you can easily locate these provisions.

General

The Debt Securities offered by this prospectus will be our direct unsecured general obligations. The prospectus supplement applicable to a particular series of Debt Securities may state that a particular series of Debt Securities will be subordinated obligations of our company. In the following discussion, we refer to any of these subordinated obligations as the “Subordinated Debt Securities.” Unless the applicable prospectus supplement provides otherwise, we will use a separate Debt Securities Indenture for any Subordinated Debt Securities that we may issue.

Provisions of a Particular Series

The Debt Securities may from time to time, be issued in one or more series. You should consult the prospectus supplement relating to any particular series of Debt Securities for the following information:

•	the title of the Debt Securities;

•	any limit on aggregate principal amount of the Debt Securities or the series of which they are a part;

•	the date on which the principal of the Debt Securities will be payable;

•	the rate, including the method of determination if applicable, at which the Debt Securities will bear interest, if any; and

—the date from which any interest will accrue;

—the dates on which we will pay interest; and

—the record date for any interest payable on any interest payment date;

•	the place where

—the principal of, premium, if any, and interest on the Debt Securities will be payable;

—you may register transfer of the Debt Securities;

—you may exchange the Debt Securities; and

—you may serve notices and demands upon us regarding the Debt Securities;

•	the Security Registrar for the Debt Securities and whether the principal of the Debt Securities is payable without presentment or surrender of them;

•	the terms and conditions upon which we may elect to redeem any Debt Securities;

•	the terms and conditions upon which the Debt Securities must be redeemed or purchased due to our obligations pursuant to any sinking fund or other mandatory redemption provisions, or at the holder’s option, including any applicable exceptions to notice requirements;

•	the denominations in which we may issue Debt Securities;

•	the manner in which we will determine any amounts payable on the Debt Securities that are to be determined with reference to an index or other fact or event ascertainable outside the applicable indenture;

•	the currency, if other than United States currency, in which payments on the Debt Securities will be payable;

•	the terms according to which elections can be made by us or the holder regarding payments on the Debt Securities in currency other than the currency in which the Debt Securities are stated to be payable;

•	the portion of the principal amount of the Debt Securities payable upon declaration of acceleration of their maturity;

•	if payments are to be made on the Debt Securities in securities or other property, the type and amount of the securities and other property or the method by which the amount shall be determined;

•	the terms applicable to any rights to convert Debt Securities into or exchange them for other of our securities or those of any other entity;

•	if we issue Debt Securities as global securities,

—any limitations on transfer or exchange rights or the right to obtain the registration of transfer;

—any limitations on the right to obtain definitive certificates for the Debt Securities; and

—any other matters incidental to the Debt Securities;

•	whether we are issuing the Debt Securities as bearer securities;

•	any limitations on transfer or exchange of Debt Securities or the right to obtain registration of their transfer, and the terms and amount of any service charge required for registration of transfer or exchange;

•	any exceptions to the provisions governing payments due on legal holidays, or any variations in the definition of business day with respect to the Debt Securities;

•	any credit enhancement applicable to the Debt Securities;

•	any addition to the Events of Default applicable to any Debt Securities and any additions to our covenants for the benefit of the holders of the Debt Securities; and

•	any other terms of the Debt Securities not in conflict with the provisions of the applicable Debt Securities Indenture.

For more information, see Section 301 of the applicable Debt Securities Indenture.

Debt Securities may be sold at a substantial discount below their principal amount. You should consult the applicable prospectus supplement for a description of certain special United States federal income tax considerations that may apply to Debt Securities sold at an original issue discount or denominated in a currency other than dollars.

Unless the applicable prospectus supplement states otherwise, the covenants contained in the applicable indenture will not afford holders of Debt Securities protection in the event we have a change in control or are involved in a highly-leveraged transaction.

Subordination

The applicable prospectus supplement may provide that a series of Debt Securities will be Subordinated Debt Securities, subordinate and junior in right of payment to all of our Senior Indebtedness, as defined below. If so, we will issue these securities under a separate Debt Securities Indenture for Subordinated Debt Securities.

No payment of principal of, including redemption and sinking fund payments, or any premium or interest on, the Subordinated Debt Securities may be made if

•	any Senior Indebtedness is not paid when due,

•	any applicable grace period with respect to default in payment of any Senior Indebtedness has ended, and the default has not been cured or waived, or

•	the maturity of any Senior Indebtedness has been accelerated because of a default.

Upon any distribution of our assets to creditors upon any dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all principal of, and any premium and interest due or to become due on all outstanding Senior Indebtedness must be paid in full before the holders of the Subordinated Debt Securities are entitled to payment. For more information, see Section 1502 of the applicable Debt Securities Indenture. The rights of the holders of the Subordinated Debt Securities will be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions applicable to Senior Indebtedness until all amounts owing on the Subordinated Debt Securities are paid in full. For more information, see Section 1504 of the applicable Debt Securities Indenture.

As defined in the Subordinated Debt Securities Indenture, the term “Senior Indebtedness” means

•	obligations (other than non-recourse obligations and the indebtedness issued under the Subordinated Debt Securities Indenture) of, or guaranteed or assumed by, us

—for borrowed money (including both senior and subordinated indebtedness for borrowed money, but excluding the Subordinated Debt Securities); or

—for the payment of money relating to any lease that is capitalized on our consolidated balance sheet in accordance with generally accepted accounting principles; or

•	indebtedness evidenced by bonds, debentures, notes or other similar instruments.

In the case of any such indebtedness or obligations, Senior Indebtedness includes amendments, renewals, extensions, modifications and refundings, whether existing as of the date of the Subordinated Debt Securities Indenture or subsequently incurred by us.

The Subordinated Debt Securities Indenture does not limit the aggregate amount of Senior Indebtedness that we may issue.

Form, Exchange and Transfer

Unless the applicable prospectus supplement states otherwise, we will issue Debt Securities only in fully registered form without coupons and in denominations of $1,000 and integral multiples of that amount. For more information, see Sections 201 and 302 of the applicable Debt Securities Indenture.

Holders may present Debt Securities for exchange or for registration of transfer, duly endorsed or accompanied by a duly executed instrument of transfer, at the office of the security registrar or at the office of any Transfer Agent we may designate. Exchanges and transfers are subject to the terms of the applicable indenture and applicable limitations for global securities. We may designate ourselves the security registrar. No charge will be made for any registration of transfer or exchange of Debt Securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge that the holder must pay in connection with the transaction. Any transfer or exchange will become effective upon the security registrar or Transfer Agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. For more information, see Section 305 of the applicable Debt Securities Indenture.

The applicable prospectus supplement will state the name of any Transfer Agent, in addition to the security registrar initially designated by us, for any Debt Securities. We may at any time designate additional Transfer Agents or withdraw the designation of any Transfer Agent or make a change in the office through which any Transfer Agent acts. We must, however, maintain a Transfer Agent in each place of payment for the Debt Securities of each series. For more information, see Section 602 of the applicable Debt Securities Indenture.

We will not be required to

•	issue, register the transfer of, or exchange any Debt Securities or any tranche of any Debt Securities during a period of 15 days immediately preceding the mailing of a notice of redemption of any Debt Securities called for redemption; or

•	register the transfer of, or exchange any Debt Securities selected for redemption except the unredeemed portion of any Debt Securities being partially redeemed.

For more information, see Section 305 of the applicable Debt Securities Indenture.

Payment and Paying Agents

Unless the applicable prospectus supplement states otherwise, we will pay interest on a Debt Security on any interest payment date to the person in whose name the Debt Security is registered at the close of business on the regular record date for the interest payment. For more information, see Section 307 of the applicable Debt Securities Indenture.

Unless the applicable prospectus supplement provides otherwise, we will pay principal and any premium and interest on Debt Securities at the office of the Paying Agent whom we will designate for this purpose. Unless the applicable prospectus supplement states otherwise, the corporate trust office of the Debt Securities Trustee in New York City will be designated as our sole Paying Agent for payments with respect to Debt Securities of each series. Any other Paying Agents initially designated by us for the Debt Securities of a particular series will be named in the applicable prospectus supplement. We may at any time add or delete Paying Agents or change the office through which any Paying Agent acts. We must, however, maintain a Paying Agent in each place of payment for the Debt Securities of a particular series. For more information, see Section 602 of the applicable Debt Securities Indenture.

All money we pay to a Paying Agent for the payment of the principal and any premium or interest on any Debt Security that remains unclaimed at the end of two years after payment is due will be repaid to us. After that date, the holder of that Debt Security may look only to us for these payments. For more information, see Section 603 of the applicable Debt Securities Indenture.

Redemption

You should consult the applicable prospectus supplement for any terms regarding optional or mandatory redemption of Debt Securities. Except for the provisions in the applicable prospectus supplement regarding Debt Securities redeemable at the holder’s option, Debt Securities may be redeemed only upon notice by mail not less than 30 nor more than 60 days prior to the redemption date. Further, if less than all of the Debt Securities of a series, or any tranche of a series, are to be redeemed, the Debt Securities to be redeemed will be selected by the method provided for the particular series. In the absence of a selection provision, the Debt Securities Trustee will select a fair and appropriate method of random selection. For more information, see Sections 403 and 404 of the applicable Debt Securities Indenture.

A notice of redemption we provide may state:

•	that redemption is conditioned upon receipt by the Paying Agent on or before the redemption date of money sufficient to pay the principal of and any premium and interest on the Debt Securities; and

•	that if the money has not been received, the notice will be ineffective and we will not be required to redeem the Debt Securities.

For more information, see Section 404 of the applicable Debt Securities Indenture.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge into any other person, nor may we transfer or lease substantially all of our assets and property to any person, unless:

•	the corporation formed by the consolidation or into which we are merged, or the person that acquires by conveyance or transfer, or that leases, substantially all of our property and assets

—is organized and validly existing under the laws of any domestic jurisdiction; and

—expressly assumes our obligations on the Debt Securities and under the applicable indentures;

•	immediately after the transaction becomes effective, no Event of Default, and no event that would become an Event of Default, shall have occurred and be continuing; and

•	we will have delivered to the Debt Securities Trustee an officer’s certificate and opinion of counsel as provided in the applicable indentures.

For more information, see Section 1101 of the applicable Debt Securities Indenture.

Events of Default

“Event of default” under the applicable indenture with respect to Debt Securities of any series means any of the following:

•	failure to pay any interest due on Debt Securities of that series within 30 days;

•	failure to pay principal or premium when due on any Debt Security of that series;

•	breach of or failure to perform any other covenant or warranty in the applicable indenture with respect to Debt Securities of that series for 60 days (subject to extension under certain circumstances for another 120 days) after we receive notice from the Debt Securities Trustee, or we and the Debt Securities Trustee receive notice from the holders of at least 33% in principal amount of the Debt Securities of that series outstanding under the applicable indenture according to the provisions of the applicable indenture;

•	certain events of bankruptcy, insolvency or reorganization; and

•	any other Event of Default set forth in the applicable prospectus supplement.

For more information, see Section 801 of the applicable Debt Securities Indenture.

An Event of Default with respect to a particular series of Debt Securities does not necessarily constitute an Event of Default with respect to the Debt Securities of any other series issued under the applicable indenture.

If an Event of Default with respect to a particular series of Debt Securities occurs and is continuing, either the Debt Securities Trustee or the holders of at least 33% in principal amount of the outstanding Debt Securities of that series may declare the principal amount of all of the Debt Securities of that series to be due and payable immediately. If the Debt Securities of that series are discount securities or similar Debt Securities, only the portion of the principal amount as specified in the applicable prospectus supplement may be immediately due and payable. If an Event of Default occurs and is continuing with respect to all series of Debt Securities issued under a Debt Securities Indenture, including all Events of Default relating to bankruptcy, insolvency or reorganization, the Debt Securities Trustee or the holders of at least 33% in principal amount of the outstanding Debt Securities of all series issued under that Debt Securities Indenture, considered together, may declare an acceleration of the principal amount of all series of Debt Securities issued under that Debt Securities Indenture. There is no automatic acceleration, even in the event of our bankruptcy or insolvency.

The applicable prospectus supplement may provide, with respect to a series of Debt Securities to which a credit enhancement is applicable, that the provider of the credit enhancement may, if a default has occurred and is continuing with respect to the series, have all or any part of the rights with respect to remedies that would otherwise have been exercisable by the holder of that series.

At any time after a declaration of acceleration with respect to the Debt Securities of a particular series, and before a judgment or decree for payment of the money due has been obtained, the Event of Default giving rise to the declaration of acceleration will, without further action, be deemed to have been waived, and the declaration and its consequences will be deemed to have been rescinded and annulled, if

•	we have paid or deposited with the Debt Securities Trustee a sum sufficient to pay

—all overdue interest on all Debt Securities of the particular series;

—the principal of and any premium on any Debt Securities of that series that have become due otherwise than by the declaration of acceleration and any interest at the rate prescribed in the Debt Securities;

—interest upon overdue interest at the rate prescribed in the Debt Securities, to the extent payment is lawful; and

—all amounts due to the Debt Securities Trustee under the applicable indenture; and

•	any other Event of Default with respect to the Debt Securities of the particular series, other than the failure to pay the principal of the Debt Securities of that series that has become due solely by the declaration of acceleration, has been cured or waived as provided in the applicable indenture.

For more information, see Section 802 of the applicable Debt Securities Indenture.

The applicable Debt Securities Indenture includes provisions as to the duties of the Debt Securities Trustee in case an Event of Default occurs and is continuing. Consistent with these provisions, the Debt Securities Trustee will be under no obligation to exercise any of its rights or powers at the request or direction of any of the holders unless those holders have offered to the Debt Securities Trustee reasonable indemnity. For more information, see Section 903 of the applicable Debt Securities Indenture. Subject to these provisions for indemnification, the holders of a majority in principal amount of the outstanding Debt Securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the Debt Securities Trustee, or exercising any trust or power conferred on the Debt Securities Trustee, with respect to the Debt Securities of that series. For more information, see Section 812 of the applicable Debt Securities Indenture.

No holder of Debt Securities may institute any proceeding regarding the applicable indenture, or for the appointment of a receiver or a trustee, or for any other remedy under the applicable indenture unless

•	the holder has previously given to the Debt Securities Trustee written notice of a continuing Event of Default of that particular series;

•	the holders of a majority in principal amount of the outstanding Debt Securities of all series with respect to which an Event of Default is continuing have made a written request to the Debt Securities Trustee, and have offered reasonable indemnity to the Debt Securities Trustee, to institute the proceeding as trustee; and

•	the Debt Securities Trustee has failed to institute the proceeding, and has not received from the holders of a majority in principal amount of the outstanding Debt Securities of that series a direction inconsistent with the request, within 60 days after notice, request and offer of reasonable indemnity.

For more information, see Section 807 of the applicable Debt Securities Indenture.

The preceding limitations do not apply, however, to a suit instituted by a holder of a Debt Security for the enforcement of payment of the principal of or any premium or interest on the Debt Securities on or after the applicable due date stated in the Debt Securities. For more information, see Section 808 of the applicable Debt Securities Indenture.

We must furnish annually to the Debt Securities Trustee a statement by an appropriate officer as to that officer’s knowledge of our compliance with all conditions and covenants under each of the indentures for Debt Securities. Our compliance is to be determined without regard to any grace period or notice requirement under the respective indenture. For more information, see Section 606 of the applicable Debt Securities Indenture.

Modification and Waiver

We and the Debt Securities Trustee, without the consent of the holders of the Debt Securities, may enter into one or more supplemental indentures for any of the following purposes:

•	to evidence the assumption by any permitted successor of our covenants in the applicable indenture and the Debt Securities;

•	to add one or more covenants or other provisions for the benefit of the holders of outstanding Debt Securities or to surrender any right or power conferred upon us by the applicable indenture;

•	to add any additional Events of Default;

•	to change or eliminate any provision of the applicable indenture or add any new provision to it, but if this action would adversely affect the interests of the holders of any particular series of Debt Securities in any material respect, the action will not become effective with respect to that series while any Debt Securities of that series remain outstanding under the applicable indenture;

•	to provide collateral security for the Debt Securities;

•	to establish the form or terms of Debt Securities according to the provisions of the applicable indenture;

•	to evidence the acceptance of appointment of a successor Debt Securities Trustee under the applicable indenture with respect to one or more series of the Debt Securities and to add to or change any of the provisions of the applicable indenture as necessary to provide for trust administration under the applicable indenture by more than one trustee;

•	to provide for the procedures required to permit the use of a noncertificated system of registration for any series of Debt Securities;

•	to change any place where

—the principal of and any premium and interest on any Debt Securities are payable,

—any Debt Securities may be surrendered for registration of transfer or exchange or

—notices and demands to or upon us regarding Debt Securities and the applicable indentures may be served; or

•	to cure any ambiguity or inconsistency, but only by means of changes or additions that will not adversely affect the interests of the holders of Debt Securities of any series in any material respect.

For more information, see Section 1201 of the applicable Debt Securities Indenture.

The holders of at least a majority in aggregate principal amount of the outstanding Debt Securities of any series may waive

•	compliance by us with certain provisions of the applicable indenture (see Section 607 of the applicable Debt Securities Indenture); and

•	any past default under the applicable indenture, except a default in the payment of principal, premium, or interest, and certain covenants and provisions of the applicable indenture that cannot be modified or amended without consent of the holder of each outstanding Debt Security of the series affected (see Section 813 of the applicable Debt Securities Indenture).

The Trust Indenture Act may be amended after the date of the applicable indenture to require changes to the indenture. In this event, the indenture will be deemed to have been amended so as to effect the changes; and we and the Debt Securities Trustee may, without the consent of any holders, enter into one or more supplemental indentures to evidence or effect the amendment. For more information, see Section 1201 of the applicable Debt Securities Indenture.

Except as provided in this section, the consent of the holders of a majority in aggregate principal amount of the outstanding Debt Securities issued pursuant to a Debt Securities Indenture, considered as one class, is required to change in any manner the applicable indenture pursuant to one or more supplemental indentures. If less than all of the series of Debt Securities outstanding under a Debt Securities Indenture are directly affected by a proposed supplemental indenture, however, only the consent of the holders of a majority in aggregate principal amount of the outstanding Debt Securities of all series directly affected, considered as one class, will be required. Furthermore, if the Debt Securities of any series have been issued in more than one tranche and if the proposed supplemental indenture directly affects the rights of the holders of one or more, but not all, tranches, only the consent of the holders of a majority in aggregate principal amount of the outstanding Debt Securities of all tranches directly affected, considered as one class, will be required. In addition, an amendment or modification

•	may not, without the consent of the holder of each outstanding Debt Security affected

—change the maturity of the principal of, or any installment of principal of or interest on, any Debt Securities;

—reduce the principal amount or the rate of interest, or the amount of any installment of interest, or change the method of calculating the rate of interest;

—reduce any premium payable upon the redemption of the Debt Securities;

—reduce the amount of the principal of any Debt Security originally issued at a discount from the stated principal amount that would be due and payable upon a declaration of acceleration of maturity;

—change the currency or other property in which a Debt Security or premium or interest on a Debt Security is payable; or

—impair the right to institute suit for the enforcement of any payment on or after the stated maturity, or in the case of redemption, on or after the redemption date, of any Debt Securities;

•	may not reduce the percentage of principal amount requirement for consent of the holders for any supplemental indenture, or for any waiver of compliance with any provision of or any default under the applicable indenture, or reduce the requirements for quorum or voting, without the consent of the holder of each outstanding Debt Security of each series or tranche affected; and

•	may not modify provisions of the applicable indenture relating to supplemental indentures, waivers of certain covenants and waivers of past defaults with respect to the Debt Securities of any series, or any tranche of a series, without the consent of the holder of each outstanding Debt Security affected.

A supplemental indenture will be deemed not to affect the rights under the applicable indenture of the holders of any series or tranche of the Debt Securities if the supplemental indenture

•	changes or eliminates any covenant or other provision of the applicable indenture expressly included solely for the benefit of one or more other particular series of Debt Securities or tranches thereof; or

•	modifies the rights of the holders of Debt Securities of any other series or tranches with respect to any covenant or other provision.

For more information, see Section 1202 of the applicable Debt Securities Indenture.

If we solicit from holders of the Debt Securities any type of action, we may at our option by board resolution fix in advance a record date for the determination of the holders entitled to vote on the action. We shall have no obligation, however, to do so. If we fix a record date, the action may be taken before or after the record date, but only the holders of record at the close of business on the record date shall be deemed to be holders for the purposes of determining whether holders of the requisite proportion of the outstanding Debt Securities have authorized the action. For that purpose, the outstanding Debt Securities shall be computed as of the record date. Any holder action shall bind every future holder of the same security and the holder of every security issued upon the registration of transfer of or in exchange for or in lieu of the security in respect of anything done or permitted by the Debt Securities Trustee or us in reliance on that action, whether or not notation of the action is made upon the security. For more information, see Section 104 of the applicable Debt Securities Indenture.

Defeasance

Unless the applicable prospectus supplement provides otherwise, any Debt Security, or portion of the principal amount of a Debt Security, will be deemed to have been paid for purposes of the applicable indenture, and, at our election, our entire indebtedness in respect of the Debt Security, or portion thereof, will be deemed to have been satisfied and discharged, if we have irrevocably deposited with the Debt Securities Trustee or any Paying Agent other than us, in trust money, certain eligible obligations, as defined in the applicable indenture, or a combination of the two, sufficient to pay principal of and any premium and interest due and to become due on the Debt Security or portion thereof. For more information, see Section 701 of the applicable Debt Securities Indenture. For this purpose, unless the applicable prospectus supplement provides otherwise, eligible obligations include direct obligations of, or obligations unconditionally guaranteed by, the United States, entitled to the benefit of full faith and credit of the United States, and certificates, depositary receipts or other instruments that evidence a direct ownership interest in those obligations or in any specific interest or principal payments due in respect of those obligations.

Resignation, Removal of Debt Securities Trustee; Appointment of Successor

The Debt Securities Trustee may resign at any time by giving written notice to us or may be removed at any time by an action of the holders of a majority in principal amount of outstanding Debt Securities delivered to the Debt Securities Trustee and us. No resignation or removal of the Debt Securities Trustee and no appointment of a successor trustee will become effective until a successor trustee accepts appointment in accordance with the requirements of the applicable indenture. So long as no Event of Default or event that would become an Event of Default has occurred and is continuing, and except with respect to a Debt Securities Trustee appointed by an action of the holders, if we have delivered to the Debt Securities Trustee a resolution of our board of directors appointing a successor trustee and the successor trustee has accepted the appointment in accordance with the terms of the applicable indenture, the Debt Securities Trustee will be deemed to have resigned and the successor trustee will be deemed to have been appointed as trustee in accordance with the applicable indenture. For more information, see Section 910 of the applicable Debt Securities Indenture.

Notices

We will give notices to holders of Debt Securities by mail to their addresses as they appear in the security register. For more information, see Section 106 of the applicable Debt Securities Indenture.

Title

The Debt Securities Trustee and its agents, and we and our agents, may treat the person in whose name a Debt Security is registered as the absolute owner of that Debt Security, whether or not that Debt Security may be overdue, for the purpose of making payment and for all other purposes. For more information, see Section 308 of the applicable Debt Securities Indenture.

Governing Law

The Debt Securities Indentures and the Debt Securities, including any Subordinated Debt Securities Indentures and Subordinated Debt Securities, will be governed by, and construed in accordance with, the law of the State of New York. For more information, see Section 112 of the applicable Debt Securities Indenture.

GLOBAL SECURITIES

We may issue some or all of the First Mortgage Bonds, Senior Notes or Debt Securities of any series as global securities. We will register each global security in the name of a depositary identified in the applicable prospectus supplement. The global securities will be deposited with a depositary or nominee or custodian for the depositary and will bear a legend regarding restrictions on exchanges and registration of transfer as discussed below and any other matters to be provided pursuant to the indenture.

As long as the depositary or its nominee is the registered holder of a global security, that person will be considered the sole owner and holder of the global security and the securities represented by it for all purposes under the securities and the indenture. Except in limited circumstances, owners of a beneficial interest in a global security

•	will not be entitled to have the global security or any securities represented by it registered in their names;

•	will not receive or be entitled to receive physical delivery of certificated securities in exchange for the global security; and

•	will not be considered to be the owners or holders of the global security or any securities represented by it for any purposes under the securities or the indenture.

We will make all payments of principal and any premium and interest on a global security to the depositary or its nominee as the holder of the global security. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

Ownership of beneficial interests in a global security will be limited to institutions having accounts with the depositary or its nominee, called “participants” for purposes of this discussion, and to persons that hold beneficial interests through participants. When a global security is issued, the depositary will credit on its book entry, registration and transfer system the principal amounts of securities represented by the global security to the accounts of its participants. Ownership of beneficial interests in a global security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by

•	the depositary, with respect to participants’ interests; or

•	any participant, with respect to interests of persons held by the participants on their behalf.

Payments by participants to owners of beneficial interests held through the participants will be the responsibility of the participants. The depositary may from time to time adopt various policies and procedures governing payments, transfers, exchanges and other matters relating to beneficial interests in a global security. None of the following will have any responsibility or liability for any aspect of the depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to those beneficial interests:

•	us or our affiliates;

•	the trustee under any indenture; or

•	any agent of any of the above.

PLAN OF DISTRIBUTION

We may sell the securities in any of three ways:

•	through underwriters or dealers;

•	directly through a limited number of institutional purchasers or to a single purchaser; or

•	through agents.

The applicable prospectus supplement will set forth the terms under which the securities are offered, including

•	the names of any underwriters, dealers or agents;

•	the purchase price and the net proceeds to us from the sale;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any initial public offering price; and

•	any discounts or concessions allowed, re-allowed or paid to dealers.

We or any underwriters or dealers may change from time to time any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers.

If we use underwriters in the sale, the securities will be acquired by the underwriters for their own account and may be resold in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of the sale. Unless the applicable prospectus supplement states otherwise, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be severally obligated to purchase all of the securities, except that in certain cases involving a default by an underwriter, less than all of the securities may be purchased. If we sell securities through an agent, the applicable prospectus supplement will state the name and any commission payable by us to the agent. Unless the prospectus supplement states otherwise, any agent acting for us will be acting on a best efforts basis for the period of its appointment.

The applicable prospectus supplement will state whether we will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. These contracts will be subject to the conditions set forth in the prospectus supplement. Additionally, the prospectus supplement will set forth the commission payable for solicitation of these contracts.

Agents and underwriters may be entitled, under agreements with us, to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933.

EXPERTS

The financial statements and the related financial statement schedule incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2002 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

LEGAL OPINIONS

Frank A. Schiller, Vice President of Progress Energy Service Company, LLC and counsel to Progress Energy Carolinas, Inc., and Hunton & Williams, our outside counsel, will issue opinions about the legality of the offered securities for us. Any underwriters will be advised about issues relating to any offering by their legal counsel, Dewey Ballantine LLP of New York, New York. As of February 28, 2003, Mr. Schiller owned 8,422 shares of Progress Energy, Inc. common stock. Mr. Schiller is acquiring additional shares of Progress Energy, Inc. common stock at regular intervals as a participant in the Progress Energy 401(k) Savings & Stock Ownership Plan.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

Item	Estimated Total
Securities and Exchange Commission registration fee.	$80,900.00
Rating agencies’ fees.	$450,000.00
Trustees’ fees	$150,000.00
Counsels’ fees	$350,000.00
Accountants’ fees	$100,000.00
Printing and engraving	$70,000.00
Blue Sky fees	$25,000.00
Miscellaneous	$25,000.00

Total	$1,250,900.00

All amounts other than the registration fee are estimated.

Item 15.    Indemnification of Directors and Officers.

Sections 55-8-51 through 55-8-57 of the General Statutes of North Carolina and our Restated Charter and By-Laws provide for indemnification of our directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933, as amended. We have insurance covering our expenditures which might arise in connection with the lawful indemnification of our directors and officers for their liabilities and expenses. Our officers and directors also have insurance which insures them against certain liabilities and expenses.

As authorized by the NCBCA, and to the fullest extent permitted by it, our Restated Charter provides that a director will not be liable to us or to any of our shareholders for monetary damages arising from the director’s breach of his or her duties as a director. The NCBCA permits these provisions, except for (i) acts or omissions that the director at the time of the breach knew or believed were clearly in conflict with the best interests of the corporation, (ii) unlawful distributions, and (iii) any transaction from which the director derived an improper personal benefit.

The NCBCA provides directors and officers with a right to indemnification relating to official conduct when the director or officer has been wholly successful in defense of a claim. In addition, a director or officer without the right to indemnification may apply to a court for an order requiring the corporation to indemnify the director or officer in a particular case.

The NCBCA also authorizes a corporation to indemnify directors and officers beyond the indemnification rights granted by law. Our By-laws provide that any person who is or was a director or officer and any person who at our request serves or has served as an officer or director (or in any position of similar authority) of any other corporation or other enterprise, including as an individual trustee under any employee benefit plan, will be reimbursed and indemnified against liability and expenses incurred by that person in connection with any action, suit or proceeding arising out of that person’s status with us as a director or officer if that person’s acts or omissions were not known or believed by him or her to be clearly in conflict with our best interests.

Item 16.    Exhibits.

*1(a)	—

Form of Underwriting Agreement for First Mortgage Bonds (Filed as Exhibit 1(a) to Carolina Power & Light Company’s Registration Statement on Form S-3 (No. 333-58800) as filed with the SEC on April 12, 2001).

*1(b)	—	Form of Underwriting Agreement for Senior Notes (Filed as Exhibit 1(b) to Carolina Power & Light Company’s Registration Statement on Form S-3 (No. 333-58800) as filed with the SEC on April 12, 2001).
*1(c)	—

Form of Underwriting Agreement for Debt Securities (Filed as Exhibit 1(c) to Carolina Power & Light Company’s Registration Statement on Form S-3 (No. 333-58800) as filed with the SEC on April 12, 2001).

*4(a)	—

Mortgage and Deed of Trust dated as of May 1, 1940 between Carolina Power & Light Company and The Bank of New York (formerly, Irving Trust Company) and Frederick G. Herbst (Douglas J. MacInnes, Successor), Trustees and the First through Fifth Supplemental Indentures thereto (Exhibit 2(b), File No. 2-64189); the Sixth through Sixty-sixth Supplemental Indentures (Exhibit 2(b)-5, File No. 2-16210; Exhibit 2(b)-6, File No. 2-16210; Exhibit 4(b)-8, File No. 2-19118; Exhibit 4(b)-2, File No. 2-22439; Exhibit 4(b)-2, File No. 2-24624; Exhibit 2(c), File No. 2-27297; Exhibit 2(c), File No. 2-30172; Exhibit 2(c), File No. 2-35694; Exhibit 2(c), File No. 2-37505; Exhibit 2(c), File No. 2-39002; Exhibit 2(c), File No. 2-41738; Exhibit 2(c), File No. 2-43439; Exhibit 2(c), File No. 2-47751; Exhibit 2(c), File No. 2-49347; Exhibit 2(c), File No. 2-53113; Exhibit 2(d), File No. 2-53113; Exhibit 2(c), File No. 2-59511; Exhibit 2(c), File No. 2-61611; Exhibit 2(d), File No. 2-64189; Exhibit 2(c), File No. 2-65514; Exhibits 2(c) and 2(d), File No. 2-66851; Exhibits 4(b)-1, 4(b)-2, and 4(b)-3, File No. 2-81299; Exhibits 4(c)-1 through 4(c)-8, File No. 2-95505; Exhibits 4(b) through 4(h), File No. 33-25560; Exhibits 4(b) and 4(c), File No. 33-33431; Exhibits 4(b) and 4(c), File No. 33-38298; Exhibits 4(h) and 4(I), File No. 33-42869; Exhibits 4(e)-(g), File No. 33-48607; Exhibits 4(e) and 4(f), File No. 33-55060; Exhibits 4(e) and 4(f), File No. 33-60014; Exhibits 4(a) and 4(b) to Post-Effective Amendment No. 1, File No. 33-38349; Exhibit 4(e), File No. 33-50597; Exhibit 4(e) and 4(f), File No. 33-57835; Exhibit to Current Report on Form 8-K dated August 28, 1997, File No. 1-3382; Form of Carolina Power & Light Company First Mortgage Bond, 6.80% Series Due August 15, 2007 filed as Exhibit 4 to Form 10-Q for the period ended September 30, 1998, File No. 1-3382; Exhibit 4(b), File No. 333-69237; and Exhibit 4(c) to Current Report on Form 8-K dated March 19, 1999, File No. 1-3382); the Sixty-eighth Supplemental Indenture (Exhibit No. 4(b) to Current Report on Form 8-K dated April 20, 2000, File No. 1-3382); the Sixty-ninth and Seventieth Supplemental Indentures (Exhibit Nos. 4(b)(2) and 4(b)(3) respectively, to the Form 10-K dated March 29, 2001, File No. 1-3382); and the Seventy-first Supplemental Indenture (Exhibit No. 4(b)(2) to the Form 10-K dated March 28, 2002, File No. 1-3382).

*4(b)	—

Form of Supplemental Indenture relating to First Mortgage Bonds (Filed as Exhibit 4(b) to Carolina Power & Light Company’s Registration Statement on Form S-3 (No. 333-58800) as filed with the SEC on April 12, 2001).

*4(c)	—

Indenture (for Senior Notes), dated as of March 1, 1999 between Carolina Power & Light Company and The Bank of New York, as Trustee (filed as Exhibit No. 4(a) to Current Report on Form 8-K dated March 19, 1999, File No. 1-3382), and the First and Second Supplemental Senior Note Indentures thereto (Exhibit No. 4(b) to Current Report on Form 8-K dated March 19, 1999, File No. 1-3382); Exhibit No. 4(a) to Current Report on Form 8-K dated April 20, 2000, File No. 1-3382).

*4(d)	—

Indenture (For Debt Securities), dated as of October 28, 1999 between Carolina Power & Light Company and The Chase Manhattan Bank, as Trustee (filed as Exhibit 4(a) to Current Report on Form 8-K dated November 5, 1999, File No. 1-3382).

*4(e)	—	Form of Indenture relating to Debt Securities (filed as Exhibit 4(e) to Carolina Power & Light Company’s Registration Statement on Form S-3 (No. 333-58800) as filed with the SEC on April 12, 2001).
**5	—	Opinion of Hunton & Williams.

*12	—	Computation of Ratio of Earnings to Fixed Charges (filed as Exhibit 12 to Carolina Power & Light Company’s Annual Report on Form 10-K for the year ended December 31, 2002, File No. 1-3382).
**23(a)	—	Consent of Deloitte & Touche LLP.
**23(b)	—	The consent of Hunton & Williams is contained in its opinion filed as Exhibits 5.
**24	—	The Power of Attorney is contained on the signature page of this Registration Statement.
**25(a)	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York, as Trustee under the Mortgage relating to First Mortgage Bonds.
**25(b)	—	Form T-2 Statement of Eligibility under the Trust Indenture Act of 1939 of Douglas J. MacInnes, as Trustee under the Mortgage relating to First Mortgage Bonds.
**25(c)	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York, as Trustee under the Indenture (For Senior Notes).
**25(d)	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of JPMorgan Chase Bank, as Trustee under the Indenture (For Debt Securities).
+25(e)	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the Trustee under an additional indenture relating to Debt Securities.

*	Incorporated herein by reference as indicated.
**	Previously filed on March 21, 2003.
+	To be filed on Form 305(b)(2) subsequent to effectiveness of this Registration Statement and incorporated by reference.

Item 17.    Undertakings.

(a)    The undersigned registrant hereby undertakes:

(1) To	file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b), if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post- effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)    The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee under the Indenture to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Carolina Power & Light Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Raleigh, State of North Carolina, on the 3rd day of April, 2003.

CAROLINA POWER & LIGHT COMPANY

/s/ WILLIAM D. JOHNSON

William D. Johnson
Executive Vice President

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ WILLIAM CAVANAUGH III* William Cavanaugh III	President, Chief Executive Officer and Chairman of the Board	April 3, 2003

/s/ PETER M. SCOTT III* Peter M. Scott III	Executive Vice President and Chief Financial Officer	April 3, 2003

/s/ ROBERT H. BAZEMORE* Robert H. Bazemore	Controller and Chief Accounting Officer	April 3, 2003

/s/ EDWIN B. BORDEN* Edwin B. Borden	Director	April 3, 2003

/s/ JAMES E. BOSTIC* James E. Bostic	Director	April 3, 2003

/s/ DAVID L. BURNER* David L. Burner	Director	April 3, 2003

/s/ CHARLES W. COKER* Charles W. Coker	Director	April 3, 2003

/s/ RICHARD L. DAUGHERTY* Richard L. Daugherty	Director	April 3, 2003

Signature	Title	Date

/s/ W.D. FREDERICK, JR.* W.D. Frederick, Jr.	Director	April 3, 2003

William O. McCoy	Director

/s/ E. MARIE MCKEE* E. Marie McKee	Director	April 3, 2003

/s/ JOHN H. MULLIN, III* John H. Mullin, III	Director	April 3, 2003

/s/ RICHARD A. NUNIS* Richard A. Nunis	Director	April 3, 2003

/s/ CARLOS A. SALADRIGAS* Carlos A. Saladrigas	Director	April 3, 2003

/s/ J. TYLEE WILSON* J. Tylee Wilson	Director	April 3, 2003

/s/ JEAN GILES WITTNER* Jean Giles Wittner	Director	April 3, 2003

*By:	/s/ WILLIAM D. JOHNSON
William D. Johnson, as Attorney-in-fact.

INDEX TO EXHIBITS

*1(a)	—

Form of Underwriting Agreement for First Mortgage Bonds (Filed as Exhibit 1(a) to Carolina Power & Light Company’s Registration Statement on Form S-3 (No. 333-58800) as filed with the SEC on April 12, 2001).

*1(b)	—	Form of Underwriting Agreement for Senior Notes (Filed as Exhibit 1(b) to Carolina Power & Light Company’s Registration Statement on Form S-3 (No. 333-58800) as filed with the SEC on April 12, 2001).
*1(c)	—

Form of Underwriting Agreement for Debt Securities (Filed as Exhibit 1(c) to Carolina Power & Light Company’s Registration Statement on Form S-3 (No. 333-58800) as filed with the SEC on April 12, 2001).

*4(a)	—

Mortgage and Deed of Trust dated as of May 1, 1940 between Carolina Power & Light Company and The Bank of New York (formerly, Irving Trust Company) and Frederick G. Herbst (Douglas J. MacInnes, Successor), Trustees and the First through Fifth Supplemental Indentures thereto (Exhibit 2(b), File No. 2-64189); the Sixth through Sixty-sixth Supplemental Indentures (Exhibit 2(b)-5, File No. 2-16210; Exhibit 2(b)-6, File No. 2-16210; Exhibit 4(b)-8, File No. 2-19118; Exhibit 4(b)-2, File No. 2-22439; Exhibit 4(b)-2, File No. 2-24624; Exhibit 2(c), File No. 2-27297; Exhibit 2(c), File No. 2-30172; Exhibit 2(c), File No. 2-35694; Exhibit 2(c), File No. 2-37505; Exhibit 2(c), File No. 2-39002; Exhibit 2(c), File No. 2-41738; Exhibit 2(c), File No. 2-43439; Exhibit 2(c), File No. 2-47751; Exhibit 2(c), File No. 2-49347; Exhibit 2(c), File No. 2-53113; Exhibit 2(d), File No. 2-53113; Exhibit 2(c), File No. 2-59511; Exhibit 2(c), File No. 2-61611; Exhibit 2(d), File No. 2-64189; Exhibit 2(c), File No. 2-65514; Exhibits 2(c) and 2(d), File No. 2-66851; Exhibits 4(b)-1, 4(b)-2, and 4(b)-3, File No. 2-81299; Exhibits 4(c)-1 through 4(c)-8, File No. 2-95505; Exhibits 4(b) through 4(h), File No. 33-25560; Exhibits 4(b) and 4(c), File No. 33-33431; Exhibits 4(b) and 4(c), File No. 33-38298; Exhibits 4(h) and 4(I), File No. 33-42869; Exhibits 4(e)-(g), File No. 33-48607; Exhibits 4(e) and 4(f), File No. 33-55060; Exhibits 4(e) and 4(f), File No. 33-60014; Exhibits 4(a) and 4(b) to Post-Effective Amendment No. 1, File No. 33-38349; Exhibit 4(e), File No. 33-50597; Exhibit 4(e) and 4(f), File No. 33-57835; Exhibit to Current Report on Form 8-K dated August 28, 1997, File No. 1-3382; Form of Carolina Power & Light Company First Mortgage Bond, 6.80% Series Due August 15, 2007 filed as Exhibit 4 to Form 10-Q for the period ended September 30, 1998, File No. 1-3382; Exhibit 4(b), File No. 333-69237; and Exhibit 4(c) to Current Report on Form 8-K dated March 19, 1999, File No. 1-3382); the Sixty-eighth Supplemental Indenture (Exhibit No. 4(b) to Current Report on Form 8-K dated April 20, 2000, File No. 1-3382); the Sixty-ninth and Seventieth Supplemental Indentures (Exhibit Nos. 4(b)(2) and 4(b)(3) respectively, to the Form 10-K dated March 29, 2001, File No. 1-3382); and the Seventy-first Supplemental Indenture (Exhibit No. 4(b)(2) to the Form 10-K dated March 28, 2002, File No. 1-3382).

*4(b)	—

Form of Supplemental Indenture relating to First Mortgage Bonds (Filed as Exhibit 4(b) to Carolina Power & Light Company’s Registration Statement on Form S-3 (No. 333-58800) as filed with the SEC on April 12, 2001).

*4(c)	—

Indenture (for Senior Notes), dated as of March 1, 1999 between Carolina Power & Light Company and The Bank of New York, as Trustee (filed as Exhibit No. 4(a) to Current Report on Form 8-K dated March 19, 1999, File No. 1-3382), and the First and Second Supplemental Senior Note Indentures thereto (Exhibit No. 4(b) to Current Report on Form 8-K dated March 19, 1999, File No. 1-3382); Exhibit No. 4(a) to Current Report on Form 8-K dated April 20, 2000, File No. 1-3382).

*4(d)	—

Indenture (For Debt Securities), dated as of October 28, 1999 between Carolina Power & Light Company and The Chase Manhattan Bank, as Trustee (filed as Exhibit 4(a) to Current Report on Form 8-K dated November 5, 1999, File No. 1-3382).

*4(e)	—	Form of Indenture relating to Debt Securities (filed as Exhibit 4(e) to Carolina Power & Light Company’s Registration Statement on Form S-3 (No. 333-58800) as filed with the SEC on April 12, 2001).

**5	—	Opinion of Hunton & Williams.
*12	—	Computation of Ratio of Earnings to Fixed Charges (filed as Exhibit 12 to Carolina Power & Light Company’s Annual Report on Form 10-K for the year ended December 31, 2002, File No. 1-3382).
**23(a)	—	Consent of Deloitte & Touche LLP.
**23(b)	—	The consent of Hunton & Williams is contained in its opinion filed as Exhibits 5.
**24	—	The Power of Attorney is contained on the signature page of this Registration Statement.
**25(a)	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York, as Trustee under the Mortgage relating to First Mortgage Bonds.
**25(b)	—	Form T-2 Statement of Eligibility under the Trust Indenture Act of 1939 of Douglas J. MacInnes, as Trustee under the Mortgage relating to First Mortgage Bonds.
**25(c)	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York, as Trustee under the Indenture (For Senior Notes).
**25(d)	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of JPMorgan Chase Bank, as Trustee under the Indenture (For Debt Securities).
+25(e)	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the Trustee under an additional indenture relating to Debt Securities.

*	Incorporated herein by reference as indicated.
**	Previously filed on March 21, 2003.
+	To be filed on Form 305(b)(2) subsequent to effectiveness of this Registration Statement and incorporated by reference.